Exhibit 99.11
Employment agreement with Russ Dionisio

This EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 2nd day of November  2012 by and between Russell L. Dionisio an individual ("Employee"), and Dionisio Farms & Produce, Inc., a Colorado corporation (the "Company").

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement setting forth the rights, obligations and duties of both the Company and the Employee; and

WHEREAS, the Company wishes to assure itself of the services of the Employee for the period hereinafter provided, and the Employee is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement.

IN CONSIDERATION of the mutual covenants and promises herein contained, and subject to the terms and conditions herein set forth, Employee and the Company hereby agree as follows:

1. Term of Employment; Duties.

(a) The "Term of Employment" shall commence on the effective date of this Agreement and shall continue for an initial term of three (3) years unless earlier terminated as provided in this Agreement (the "Initial Term").  After the Initial Term, the Term of Employment will be automatically extended for additional one (1) year terms unless the Company provides written notice to Employee that the Agreement will not be renewed on or before thirty (30) days prior to the end of the Term of Employment.

(b) During the Term of Employment, the Company shall employ Employee, and Employee shall work for the Company as President and Chief Operating Officer.  In such capacity, Employee shall perform such duties as are traditional and customary to that position and as may be reasonably directed by the Company’s  Board of Directors with direct supervision by the Company’s Chief Executive Officer.

(c) During the Term of Employment, except as set forth below, Employee shall devote full time and effort to carrying out Employee's duties for the Company hereunder, shall not engage in any activity which would be inconsistent with such duties or with the objectives of the Business (as defined below), and shall diligently perform Employee's obligations and discharge Employee's duties hereunder; provided, however, nothing in this Paragraph shall prevent Employee from devoting time to managing investments, family matters, participating with charitable organizations and trade groups or other similar activities. The "Business" of the Company is to investigate, acquire, and manage irrigated farmland and water assets for the Company.

           2. Compensation.  During the Term of Employment, the following compensation and benefits shall be payable and provided to Employee:

(a)
Employee shall receive from the Company an annual base salary of ("Base Salary"), which shall be payable in accordance with the standard practice of the Company in the payment of salaries of its employees.   Nothing in this table shall be construed to affect the Term of Employment as defined in Section 1(a).  This table does not create any offer, agreement, or contract of employment beyond what is defined in the Section 1(a).  Employee’s Base Salary will be adjusted throughout the Term of Employment in the following manner:

Period	Monthly Salary: January-June	Monthly Salary: July-December	Average Annual Salary	July-December Salary Increase
June 1, 2012-December, 31, 2012	N/A	12,500	$150,000	N/A
January 1, 2013-December, 2013	$10,000	$15,000	$150,000	$30,000
January 1, 2014-December 31, 2014	$10,000	$15,000	$150,000	$30,000
January 1, 2015-December 31, 2015	$10,312.50	$17,187.5	$165,000	$41,250
January 1, 2016-December 31, 2016	$10,312.50	$17,187.5	$165,000	$41,250
January 1, 2017-December 31, 2017	$10,312.50	$17,187.5	$165,000	$41,250
January 1, 2018-December 31, 2018	$11,250	$18,750	$180,000	$45,000
January 1, 2019-December 31, 2019	$11,250	$18,750	$180,000	$45,000
January 1, 2020-December 31, 2020	$11,250	$18,750	$180,000	$45,000
January 1, 2021-December 31, 2021	$11,250	$18,750	$180,000	$45,000

(b)
Incentive Pay.  Employee shall be eligible for incentive pay based on (i) net profits of Dionisio Farms & Produce, Inc. (“Profit Incentives ”); and (ii) the Employee’s ability to arrange acquisitions of farmland (“Performance Incentives”)(both are further defined herein and will be collectively referred to as “Incentive Pay”).

(c)
Profit Incentives.  The Employee will be eligible to earn Profit Incentives which are defined as five percent (5%) of Annual Net Profits of Dionisio Farms & Produce, Inc. (as determined from the year end audit of the respective fiscal year) minus the July-December Salary Increase (from the same fiscal year).  Annual Net Profits as used in this section is defined as the Company’s earnings (as defined by U.S. GAAP) less interest payments and dividend payments and income taxes owed, and will be determined only after the fiscal year audit.  The first eligible Profit Incentives period for which Employee may earn Profit Incentives will be the 2013 fiscal year.

(d)
Performance Incentives.  The Employee will also be eligible to earn Performance Incentives which will include salary increases and restricted stock units (RSUs) of Two Rivers Water Company (“Two Rivers”) pursuant to the conditions of the Two River’s 2011 Long-Term Stock Incentive Plan.  Employee can earn Performance Incentives if the Employee can arrange for acquisitions, purchase or lease, at terms acceptable to the Company (the Company will not unreasonably disapprove terms), additional farmland irrigated by the Bessemer Ditch (“Acreage Goal”).  Currently the company farms 405 acres under the Bessemer Ditch.  If Employee can achieve the Acreage Goal (as set forth in table below), Employee will be eligible to earn salary increases and vesting on up to 500,000 (five hundred thousand) RSUs in the following manner:

(i)
The first tranche of Performance Incentives will be 166,667 RSUs and will vest on June 1, 2013.  This Performance Incentive does not have an Acreage Goal and there is no salary increase in this first tranche.

(ii)
The second tranche of Performance Incentives will be granted when the Company is farming 1500 or more acres under the Bessemer Ditch.  The Performance Incentives under this Acreage Goal is a 25% increase in salary and vesting of another 166,667 RSUs.  The earliest this tranche can be earned is June 1, 2014.

(iii)
The third tranche of Performance Incentives will be granted when the Company is farming 3000 or more acres under the Bessemer Ditch.  The Performance Incentives under this Acreage Goal is a 25% increase in salary and a vesting of an additional 166,666 RSUs. The earliest this tranche can be earned is June 1, 2015.

The Employee may not earn the Performance Incentives for a specified tranche until a certain date (“Vesting Commencement Date”).  For Performance Incentive purposes, Employee’s employment shall be deemed to begin on June 1, 2012.  The Performance Incentives that must be achieved and the salary increases and RSU vesting that result upon achievement are as follows:

Vesting Tranche	Vesting Commencement Date	Acreage Goal	Salary Increase	Amount in RSUs
1	June 1, 2013	None	None	166,667
2	June 1, 2014	1500	25%	166,667
3	June 1, 2015	3000	25%	166,666

 (d) Employee will be paid $400 per month to apply toward Employee’s health insurance (the “Health Insurance Allowance”).

3. Early Termination: Death.  Notwithstanding anything to the contrary in Paragraph 1 hereof, if Employee dies during the Term of Employment, the Term of Employment shall terminate.  Upon such termination, Employee's estate or beneficiaries shall be entitled to receive any Base Salary earned and accrued but unpaid through the date on which his death occurs.  Employee's estate shall receive any Incentive Pay or RSUs that Employee earned but was unpaid at the time of death.  Any Incentive Pay or RSUs payable under this section 3 shall be calculated and paid in the respective manner and time as provided in this Agreement as if there was no early termination.  In addition, Employee's family ("Family") shall continue to receive the Health Insurance Allowance during such one (1) year period after the death of the Employee, to the extent permitted by the Company's health plan contract(s), or if not permitted, as purchased by the Company at no cost to the Family.  The parties shall have no further obligation under this Agreement.

4. Early Termination: Disability.  Notwithstanding anything to the contrary in Paragraph 1 hereof, if Employee has at any time been unable, by virtue of illness or other physical or mental disability, to perform substantially and continuously the duties assigned to Employee under this Agreement for a period of ninety (90) consecutive days or one hundred twenty (120) calendar days out of any period of one hundred eighty (180) consecutive calendar days during the Term of Employment and the Board has received a medical opinion from a physician reasonably acceptable to both the Company and the Employee that Employee remains disabled after said period ("Disability"), then the Company shall have the right to terminate the Term of Employment upon notice to Employee.  Upon such termination, Employee shall be entitled to receive any Base Salary  earned and accrued but unpaid through the date of termination.  In addition, the Employee shall have the right to receive any Incentive Pay or RSUs that Employee earned but was unpaid upon termination.  Employee and Family shall continue to receive the Health Insurance Allowance during a six month period following the date of termination, to the extent permitted by the Company's health plan contract(s).  The parties shall have no further obligation under this Agreement except that Employee shall not be relieved of Employee's obligations under Paragraph 8.

5. Early Termination: Termination by the Company for Cause.   Notwithstanding anything to the contrary in Paragraph 1 hereof, the Term of Employment may be terminated by the Company upon notice to Employee for "Cause."  The term "Cause" shall mean Employee's: (a) unsatisfactory job performance as determined by a majority or greater vote of the Company’s Board of Directors of which the Employee’s performance is not corrected to the satisfaction of the Board within 30 calendar days; (b) a conviction of a felony involving fraud, dishonesty or moral turpitude; (c) a violation of Paragraph 8 of this Agreement which breach is not cured within thirty (30) days after Employee's receipt of written notice from the Company; or (d) a material breach of this Agreement which breach is not cured within thirty (30) days after Employee's receipt of written notice from the Company.  Upon such termination, Employee shall be entitled to receive any Base Salary earned and accrued but unpaid through the date of termination.  The parties shall have no further obligation under this Agreement except that Employee shall not be relieved of Employee's obligations under Paragraph 8.

6. Early Termination: Termination by the Company without Cause.   Early termination by the Company without Cause includes any termination instituted by the Company not covered in Section 5.  In the event that the Term of Employment is terminated by the Company without Cause, Employee shall be entitled to receive: (a) any Base Salary earned and accrued but unpaid through the date of termination; (b) a lump sum cash payment (or six monthly payments based on the Company’s financial status as determined by the CFO or CEO), net of any applicable withholding taxes, in an amount equal to six month’s salary at the highest base salary in effect during the twelve months prior to termination; (c) continuation of the Health Care Allowance for six months from the date of termination; and (d) notwithstanding any provision to the contrary in any plan or agreement relating to RSUs for shares of the Company, immediate vesting of all of Employee's stock incentive for shares of the Company's capital stock ("Accelerated Option Vesting") (collectively, the "Severance Payments.  The parties shall have no further obligation under this Agreement.  Employee acknowledges and agrees that payment of Severance Payments pursuant to this Agreement shall be conditioned upon the Company's receipt of a release, in form satisfactory to the Company, of all claims that Employee may have against the Company, its directors, officers, employees and/or agents, and any affiliated companies and their directors, officers, employees and/or agents and the Employee's satisfaction of the requirements of Paragraph 8 below.

7. Early Termination: Resignation by the Employee.

(a) For Good Reason.

(i) Notwithstanding anything to the contrary in Paragraph 1 hereof, the Term of Employment may be terminated by Employee upon notice to the Company for "Good Reason."  For purposes of this Agreement, "Good Reason" includes the occurrence of any of the following circumstances, without Employee's express consent: (i) a material adverse change or material diminution in Employee's position, duties, reporting relationships or responsibilities (as reasonably determined by Employee in his good faith discretion); (ii) a change in the required location of the performance of Employee's duties; (iii) a reduction in either Employee's annual rate of Base Salary; (iv) an elimination or reduction of Employee's participation in any benefit plan generally available to employees of the Company, unless the Company continues to offer Employee benefits substantially similar to those made available by such plan; or (v) a breach of this Agreement by the Company which is not cured within sixty (60) days of written notice to the Company. Employee's continued employment will not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason; provided, however, that Employee will be deemed to have waived his rights pursuant to the circumstances constituting Good Reason set forth in clauses (i) through (v) of the preceding sentence if he has not provided to the Company a notice of termination (described below) within ninety (90) days following his knowledge of the circumstances constituting Good Reason.

(ii) Upon such termination for Good Reason, Employee shall be entitled to receive the Severance Payments as described in Paragraph 6 of this Agreement.  The parties shall have no further obligation under this Agreement except that Employee shall not be relieved of Employee's obligations under Paragraph 8.

(iii) Any termination of Employee's employment by Employee must be communicated by written notice of termination to the Company in accordance with Paragraph 20 which notice must set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under this Paragraph 7.

(b) Other than for Good Reason.  In the event that the Term of Employment is terminated by Employee other than as set forth in Paragraph 7(a) above, Employee shall be entitled to receive any Base Salary earned and accrued but unpaid through the date of termination.  The parties shall have no further obligation under this Agreement except that Employee shall not be relieved of Employee's obligations under Paragraph 8.

8. Confidentiality.

(a) Employee acknowledges that Employee has had or shall have unlimited access to Confidential Information (as defined below) and business methods relating to the Company's Business and operations and that the Company would be injured and the goodwill of the Company would be damaged if Employee were to breach the covenants set forth in this Paragraph 8.  Within this section 8, the term “Company” shall refer not only to Dionisio Farms & Produce, Inc., but also its affiliated companies, including but not limited to Two Rivers Water Company, Employee further acknowledges that the covenants set forth in this Paragraph 8 are reasonable in scope and duration.  "Confidential Information" shall include, without limitation:  (i) specific business strategies relating to the Company's Business, as its Business is being conducted at the time of any alleged breach of this Paragraph 8; (ii) methodologies of pricing used by the Business; (iii) customer lists; and (iv) all other information reasonably deemed by the Company to be confidential and/or proprietary in nature that Employee knows, or should reasonably know, is confidential and/or proprietary.

(b) During the Term of Employment and thereafter, except as may be required by law or necessary in connection with any dealings with any public agency or authority, Employee shall not disclose, disseminate, divulge, discuss, copy or otherwise use or suffer to be used, in competition with, or in a manner harmful to the interests of, the Company, any written Confidential Information respecting any material aspect of the Company's Business, excepting only use of such data or information as is: (i) at the time disclosed, through no act or failure to act on the part of Employee, generally known or available to the public; (ii) furnished to Employee by a third party as a matter of right and without restriction on disclosure; or (iii) required to be disclosed by court order.  Upon termination of the Term of Employment, Employee shall return to the Company or, at the Company's direction, destroy, any and all materials in tangible or electronic form containing Confidential Information belonging to the Company.

(c) The Parties will not engage in disparagement of the other Party (or their Affiliates) and their respective officers, directors, members, or employees at any time during employment or after employment.

9. Change in Control.

(a) If there is a Change in Control (as defined below), Employee shall be entitled to Accelerated Option Vesting.

(b) For purposes of this Agreement, a "Change in Control" will occur: (i) upon the sale or other disposition to a person, entity or group (as defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) (each, a "Person") of 50% or more of the consolidated assets of the Company taken as a whole; (ii) if any Person becomes the beneficial owner of, or has the right to acquire (by contract, option, warrant, conversion of convertible securities or otherwise), 50% or more of the outstanding equity securities of the Company entitled to vote for the election of directors; and (iii) upon the merger, consolidation or reorganization with another corporation.  Notwithstanding anything herein to the contrary, a "Change in Control" does not occur upon a public offering of the Company's equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or upon a transaction, merger, consolidation or reorganization in which the Company exchanges or offers to exchange newly issued or treasury shares in an amount less than 50% of the then outstanding equity securities of the Company entitled to vote for the election of directors, for 51% or more of the outstanding equity securities entitled to vote for the election of at least the majority of the directors of a corporation (the "Acquired Corporation"), or for all or substantially all of the assets of the Acquired Corporation.

(c) If all or any portion of the amount payable to Employee under this Agreement, either alone or together with other amounts that Employee is entitled to receive in connection with a Change in Control constitutes "excess parachute payments," within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or successor provision, that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable to Employee under this Agreement will be increased to the extent necessary to place Employee in the same after-tax position as Employee would have been in had no such excise tax or assessment (including any interest or penalties thereon) been imposed on any such payment paid or payable to Employee under this Agreement or any other payment that Employee may receive as a result of such Change in Control.  The determination of the amount of any such tax or assessment and the resulting amount of incremental payment required by this Paragraph 9(c) will be made by the independent accounting firm employed by the Company immediately prior to the applicable Change in Control, within thirty (30) calendar days after the payment of the amount payable to Employee under this Agreement which triggered an incremental payment under this Paragraph 9(c), and such incremental payment will be made within five (5) business days after the determination has been made.

10. Rights and Remedies Upon Breach.

(a) Employee expressly agrees and understands that the remedy at law for any breach by Employee of Paragraph 8 may be inadequate and that the damages flowing from such breach may not be readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of Paragraph 8, the Company may be entitled, among other remedies, to injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this Paragraph 10(a) shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of this Agreement which may be pursued or availed of by the Company.

(b) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in Paragraph 8 is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy may be enforced.

(c) In the event the Company has asserted in a formal legal action that Employee is violating any legally enforceable provision of Paragraph 8 as to which there is a specific time period during which Employee is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation shall toll the running of the time period from the date of the assertion until the violation ceases.

11. Expenses. Employee is authorized to incur reasonable expenses for carrying out and promoting the business of the Company, including expenses for entertainment, travel and similar items, but only in accordance with the policies of the Company, as from time to time adopted.

12. Withholding Taxes. All payments to Employee or his beneficiary shall be subject to withholding on account of federal, state and local taxes as required by law.  If any payment hereunder is insufficient to provide the amount of such taxes required to be withheld, the Company may withhold such taxes from any other payment due Employee or his beneficiary.  In the event all cash payments due Employee are insufficient to provide the required amount of such withholding taxes, Employee or his beneficiary, within five (5) days after written notice from the Company, shall pay to the Company the amount of such withholding taxes in excess of all cash payments due Employee or his beneficiary.

13. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Employee) and assigns.  No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except in connection with a Change in Control where the assignee or transferee agrees, in writing, to assume such rights and obligations of the Company under this Agreement.  No obligations of Employee under this Agreement may be assigned or transferred by Employee.

14. Entire Agreement. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the parties concerning the subject matter hereof.

15. Amendment or Waiver.  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Employee and an authorized officer of the Company.  No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.  Any waiver must be in writing and signed by the Employee or an authorized officer of the Company, as the case may be.

16. Severability.  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Employee's employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

18. Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

19. Arbitration.  With the sole exception of the injunctive relief contemplated by Paragraph 10(a), any controversy or claim arising out of any aspect of the relationship of the parties hereto, will be settled by binding arbitration in Denver, Colorado by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association.  Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Colorado for this purpose.

20. Notices.  Any notice given to either party shall be in writing and shall be effective when given, and shall in any event be deemed to be given upon receipt, or if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company, to:
2000 S Colorado Blvd.
Tower 1 Ste 3100
Denver CO  80222

If to Employee, to:
Russell Dionsio
38810 Hwy 50 East
Vineland, CO 81006

21. Headings.  The headings of the Paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

22. Counterparts; Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Agreement may be executed by facsimile signature and the facsimile signature of any party shall constitute and original in all respects.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this instrument on the date first above written.

/s/  Russell Dionisio
Name: Russ Dionisio

Dionisio Farms & Produce, Inc.
By: /s/ John R. McKowen
Its:  CEO